UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2018

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01              Other Events.

On August 14, 2018, Liquidia Technologies, Inc., a Delaware corporation (the “Company”), closed the sale of 287,644 shares (the “Option Shares”) of its common stock, $0.001 par value per share (“Common Stock”), in connection with the partial exercise of the over-allotment option granted to the underwriters in its previously announced initial public offering of 4,545,455 shares of Common Stock (the “Firm Shares”). The Firm Shares and Option Shares were sold to the public for a price of $11.00 per share. The Firm Shares and the Option Shares were sold pursuant to an underwriting agreement, dated July 25, 2018, by and among the Company and Jefferies LLC and Cowen and Company, LLC, as the representatives of the underwriters.

The sale of the Firm Shares and Option Shares generated total net proceeds, after underwriting discounts but prior to payment of other offering expenses, of $49.4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 14, 2018	Liquidia Technologies, Inc.

	By:	/s/ Kevin Gordon
		Name:	Kevin Gordon
		Title:	President and Chief Financial Officer